Exhibit 16.1

GRANT THORNTON LLP 6120 S. Yale Ave., Suite 1400 Tulsa, OK 74136 D +1 918 877 0800 F +1 918 877 0805

April 1, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Emeren Group Ltd

File No. 001-33911

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Emeren Group Ltd dated March 29, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.